EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-128408, 333-117846, 333-106777, 333-84748, and 333-139115 on Form S-8 of the Venture Financial Group, Inc. Employee Stock Ownership Plan (with 401(k) provisions) of our report dated July 13, 2007, with respect to the financial statements and supplemental schedule of the Venture Financial Group, Inc. Employee Stock Ownership Plan (with 401(k) provisions) as of December 31, 2006 and 2005 and for the years ended included in the annual report on Form 11-K.

Everett, Washington
July 13, 2007